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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the Amendment No. 1 to statement on Schedule 13G with respect to the Common Stock of Insignia Financial Group, Inc., dated as of February 12, 2002, is, and any further amendments to such Schedule 13G (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Date:    February 12, 2002          APOLLO REAL ESTATE INVESTMENT FUND, L.P.

                                    By: Apollo Real Estate Advisors, L.P.,
                                        its General Partner

                                        By: Apollo Real Estate Management, Inc.,
                                            its General Partner

                                            By:   /s/ Michael D. Weiner
                                                  -----------------------------
                                                  Michael D. Weiner
                                                  Vice President


Date:    February 12, 2002              APOLLO REAL ESTATE ADVISORS, L.P.

                                        By: Apollo Real Estate Management, Inc.,
                                            its General Partner

                                            By:   /s/ Michael D. Weiner
                                                  ------------------------------
                                                  Michael D. Weiner
                                                  Vice President